UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

British American Tobacco p.l.c.

(Exact name of registrant as specified in its charter)

England and Wales	98-0207762
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

Globe House

4 Temple Place

London WC2R 2PG

United Kingdom

(Address of principal executive offices)

(FOR CO-REGISTRANTS, PLEASE SEE “TABLE OF CO-REGISTRANTS” ON THE FOLLOWING PAGE)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
4.742% Notes due 2032	New York Stock Exchange
5.650% Notes due 2052	New York Stock Exchange
4.448% Notes due 2028	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-232691

Securities to be registered pursuant to Section 12(g) of the Act:

None.

TABLE OF CO-REGISTRANTS*

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, including Zip Code of Registrant’s Principal Executive Offices
B.A.T Capital Corporation	Delaware	61-0986865	103 Foulk Road Suite 120 Wilmington, Delaware 19803 U.S.A.

B.A.T. International Finance p.l.c.	England and Wales	98-0402606	Globe House 4 Temple Place London WC2R 2PG United Kingdom

B.A.T. Netherlands Finance B.V.	The Netherlands	Not Applicable	Handelsweg 53A 1181 ZA Amstelveen The Netherlands

Reynolds American Inc.	North Carolina	20-0546644	401 North Main Street Winston-Salem, North Carolina 27101 U.S.A.

*

B.A.T Capital Corporation is the issuer of the 4.742% Notes due 2032 and the 5.650% Notes due 2052 (collectively the “BATCAP Notes”) being registered hereunder. B.A.T. International Finance p.l.c. is the issuer of the 4.448% Notes due 2028 (the “BATIF Notes” and, together with the BATCAP Notes, the “Notes”) being registered hereunder. The other listed registrants are guarantors of the Notes. In addition, the BATCAP Notes are also guaranteed by B.A.T. International Finance p.l.c. and the BATIF Notes are also guaranteed by B.A.T Capital Corporation.

EXPLANATORY NOTE

This Amendment No. 1 to the registration statement on Form 8-A filed by the registrants on March 17, 2022 (the “Original Form 8-A”) is being filed for the purpose of amending the introductory section, Item 1, Item 2 and the Exhibit Index of the Original Form 8-A as follows, as a consequence of the issuance by B.A.T Capital Corporation, on March 24, 2022, of an additional $200,000,000 4.742% Notes due 2032 (the “Additional 2032 BATCAP Notes”) which belong to the same series of notes as its $700,000,000 4.742% Notes due 2032 issued on March 16, 2022 (the “Initial 2032 BATCAP Notes”) referred to in the Original Form 8-A. The Additional 2032 BATCAP Notes have identical terms and conditions to those of the Initial 2032 BATCAP Notes, other than with respect to the date of issuance and the issue price.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The registrants have filed with the Securities and Exchange Commission (the “Commission”) (i) a prospectus supplement dated March 14, 2022 (the “March 14 Prospectus Supplement”), and (ii) a prospectus supplement dated March 22, 2022 (the “March 22 Prospectus Supplement”), in both cases to a prospectus dated March 27, 2020 (the “Prospectus”), relating to the securities to be registered hereunder included in the registrants’ automatic shelf Registration Statement on Form F-3 (File No. 333-232691), which became automatically effective on July 17, 2019, as amended by the Post-Effective Amendment No. 1 thereto, which became automatically effective on March 27, 2020.

Item 1. Description of Registrants’ Securities to be Registered.

The information set forth in (i) the sections captioned “Description of Debt Securities and Guarantees Issued Under the 2019 Indentures”, “Certain Tax Considerations” (other than the information contained under the heading titled “Additional Tax Consequences to U.S. Holders of Newly Issued BATCAP Debt Securities Issued Under the 2017 Indenture”) and “Certain ERISA Considerations” in the registrants’ Post-Effective Amendment No. 1 to Registration Statement on Form F-3 (File No. 333-232691) filed with the Commission on March 27, 2020, (ii) the sections captioned “Description of the BATCAP Notes and the BATCAP Guarantees”, “Description of the BATIF Notes and the BATIF Guarantees”, “Book-Entry, Delivery and Form of Securities” and “Material Netherlands Income Tax Considerations” in the registrants’ March 14 Prospectus Supplement, and (iii) the sections captioned “Description of the Notes and the Guarantees”, “Book-Entry, Delivery and Form of Securities” and “Certain Tax Considerations” in the registrants’ March 22 Prospectus Supplement are each incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, the following exhibits are being filed with the Commission in connection with this Registration Statement.

4.1	Indenture, dated as of September 6, 2019, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as trustee, authentication agent, transfer agent, registrar, calculation agent and initial paying agent (incorporated by reference to Exhibit 4.1 to Form 6-K filed by British American Tobacco p.l.c. on September 6, 2019).

4.2	Indenture, dated as of September 25, 2020, by and among B.A.T. International Finance p.l.c., the Guarantors party thereto and Citibank, N.A., as trustee, authentication agent, transfer agent, registrar, calculation agent and initial paying agent (incorporated by reference to Exhibit 4.1 to Form 6-K filed by British American Tobacco p.l.c. on September 25, 2020).

4.3	Supplemental Indenture No. 12, dated as of March 16, 2022, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as trustee (incorporated by reference to Exhibit 4.1 to Form 6-K filed by British American Tobacco p.l.c. on March 16, 2022).

4.4	Supplemental Indenture No. 13, dated as of March 16, 2022, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as trustee (incorporated by reference to Exhibit 4.2 to Form 6-K filed by British American Tobacco p.l.c. on March 16, 2022).

4.5	Supplemental Indenture No. 2, dated as of March 16, 2022, by and among B.A.T. International Finance p.l.c, the Guarantors party thereto and Citibank, N.A., as trustee (incorporated by reference to Exhibit 4.3 to Form 6-K filed by British American Tobacco p.l.c. on March 16, 2022).

4.6	Supplemental Indenture No. 14, dated as of March 24, 2022, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as trustee (incorporated by reference to Exhibit 4.1 to Form 6-K filed by British American Tobacco p.l.c. on March 24, 2022).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

BRITISH AMERICAN TOBACCO P.L.C.

Date: March 28, 2022	By:	/s/ T. Marroco
		Name:	T. Marroco
		Title:	Finance and Transformation Director

B.A.T CAPITAL CORPORATION

Date: March 28, 2022	By:	/s/ B. T. Harrison
		Name:	B. T. Harrison
		Title:	Secretary

B.A.T. INTERNATIONAL FINANCE P.L.C.

Date: March 28, 2022	By:	/s/ N. Wadey
		Name:	N. Wadey
		Title:	Director

B.A.T. NETHERLANDS FINANCE B.V.

Date: March 28, 2022	By:	/s/ JEP Bollen
		Name:	JEP Bollen
		Title:	Director

Date: March 28, 2022	By:	/s/ HMJ Lina
		Name:	HMJ Lina
		Title:	Director

REYNOLDS AMERICAN INC.

Date: March 28, 2022	By:	/s/ Anthony B. Petitt
		Name:	Anthony B. Petitt
		Title:	Treasurer

EXHIBIT INDEX

4.1	Indenture, dated as of September 6, 2019, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as trustee, authentication agent, transfer agent, registrar, calculation agent and initial paying agent (incorporated by reference to Exhibit 4.1 to Form 6-K filed by British American Tobacco p.l.c. on September 6, 2019).

4.2	Indenture, dated as of September 25, 2020, by and among B.A.T. International Finance p.l.c., the Guarantors party thereto and Citibank, N.A., as trustee, authentication agent, transfer agent, registrar, calculation agent and initial paying agent (incorporated by reference to Exhibit 4.1 to Form 6-K filed by British American Tobacco p.l.c. on September 25, 2020).

4.3	Supplemental Indenture No. 12, dated as of March 16, 2022, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as trustee (incorporated by reference to Exhibit 4.1 to Form 6-K filed by British American Tobacco p.l.c. on March 16, 2022).

4.4	Supplemental Indenture No. 13, dated as of March 16, 2022, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as trustee (incorporated by reference to Exhibit 4.2 to Form 6-K filed by British American Tobacco p.l.c. on March 16, 2022).

4.5	Supplemental Indenture No. 2, dated as of March 16, 2022, by and among B.A.T. International Finance p.l.c, the Guarantors party thereto and Citibank, N.A., as trustee (incorporated by reference to Exhibit 4.3 to Form 6-K filed by British American Tobacco p.l.c. on March 16, 2022).

4.6	Supplemental Indenture No. 14, dated as of March 24, 2022, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as trustee (incorporated by reference to Exhibit 4.1 to Form 6-K filed by British American Tobacco p.l.c. on March 24, 2022).